Exhibit 10.6

                                OPTION AGREEMENT


      This OPTION AGREEMENT (this "Agreement") is made as of January 26, 2002, by and between SF Holdings Group, Inc., a Delaware corporation (the "Grantor"), and Jefferies & Company, Inc. (the "Grantee").

      1. Grant of Option. Grantor hereby grants to the Grantee an option (the "Option") to purchase from the Grantor 49% of each class or series of equity securities (collectively, the "Stock") of whichever of the following exists at the time of exercise of the Option: (a) Sweetheart Holdings Group, Inc., a Delaware corporation ("Sweetheart"), and The Fonda Group, Inc., a Delaware corporation ("Fonda"), or (b) the surviving entity or entities resulting from the merger, combination, reorganization, share exchange or similar transaction between Sweetheart and Fonda (the "Surviving Entity"). Sweetheart, Fonda and/or the Surviving Entity are collectively and individually referred to herein as the "Company." Upon exercise of the Option, the Grantee shall assign to Grantor all of the Series A Secured Notes due January 24, 2009 (the "Series A Notes"), of Newcup, L.L.C., a Delaware limited liability company ("Borrower"), in the original aggregate principal amount of $34,500,000, which Series A Notes are guaranteed by Grantor pursuant to the terms of that certain Guaranty Agreement dated January 26, 2002 among Grantor, the Grantee and certain other parties thereto (the "Guaranty Agreement"), during the period of, and upon the terms and conditions set forth in, this Agreement. Upon the purchase of the Stock in accordance with this Agreement, the Grantee shall become the holder of the Stock and shall have all of the rights of a stockholder of the Company under the applicable laws of the State of Delaware or other applicable law ("Stockholder"). Upon exercise of the Option, the Series A Notes shall be deemed to be paid in full, and the Grantee shall mark each Note as "Cancelled."

      2. Exercise Period and Term. The Option shall be exercisable only if the Series A Notes shall have been declared due and payable pursuant to the provisions of Section 4(b) of the Note Purchase Agreement (as defined in the Guaranty Agreement) and only in accordance with the terms of the Series A Notes. In such event, the Option shall be exercisable in accordance with the terms of the Series A Notes, in whole but not in part, at any time until payment in full of the Series A Notes; provided, however, the Option Agreement shall not be exercisable from and after the time that all of the Obligations of the Company under the Guaranty Agreement and the Collateral Documents are paid or otherwise satisfied or terminated in full.

      3. Exercise of Option. To exercise the Option, the Grantee(s) constituting the holder(s) of at least a majority in aggregate outstanding principal amount of the Series A Notes must deliver to the Grantor (a) notice of the Grantee's exercise, in the form substantially similar to "Exhibit A" attached hereto and
(b) the Notes, together with such forms of assignment as may be necessary to effect such assignment. The Stock is (or when issued will be) validly issued, fully paid and non-assessable and free from all taxes and charges with respect to the issue or transfer thereof, and all other liens, claims, and encumbrances. Upon exercise of the Option, Grantor immediately shall use its best efforts and take all such necessary or reasonable actions as may be requested by the Grantee to enable the Collateral Agent (as defined in the Guaranty

Agreement) to deliver to the Grantee certificates representing the Stock in the name of Grantee or Grantee's designee, in such combination as specified by the Grantee.

      4. Who May Exercise. The Option may be exercised by the Grantee or any assignee of Grantee's rights hereunder, all of which are referred to herein as the Grantee.

      5. Execution of Stockholders Agreement. Upon exercise of the Option, Grantor shall enter into that certain Stockholders Agreement by and between Grantor and the Grantee, in form substantially similar to "Exhibit B" attached hereto (the "Stockholders Agreement"). The Grantee shall execute the Stockholders Agreement upon Grantor's execution thereof. Grantor hereby grants to the Grantee its irrevocable proxy to vote all of its shares of equity securities of the Company to cause the actions contemplated by paragraph 1 of the Stockholders Agreement and Section 4.27 of the Guaranty Agreement to be taken immediately upon exercise of the Option. Grantor acknowledges that the foregoing grant is irrevocable and is coupled with an interest.

      6. Assignability. The Option shall continue in effect, regardless of any transfer of the Stock by Grantor. The Option is assignable, in whole or in part, by the Grantee only to any holder of the Series A Notes. Upon any assignment of Series A Notes, the holder thereof shall be deemed to be a Grantee hereunder, with the right, upon exercise of the Option, to acquire shares of Stock in accordance with such holder's percentage ownership of all of the Series A Notes. Any assignee of any Grantee shall, upon such assignment, be deemed to be a Grantee hereunder. Any purported assignment or transfer in violation of the foregoing provisions shall be void and ineffective.

      7. Rights of Stockholder. The Grantee will have no rights as a stockholder with respect to the Stock subject to the Option until the exercise of the Option.

      8. Legend. Each certificate evidencing shares of Stock that are now or hereafter held by Grantor and each certificate issued in exchange for or upon the transfer of any such shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

            "The securities represented by this certificate are subject to an Option Agreement dated as of January 26, 2002. A copy of such Option Agreement shall be furnished without charge by the Company upon written request."

      9. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective unless such modification, amendment or waiver is approved in writing by Grantor and the Grantee (or its assignee). The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

      10. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any

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

applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

      11. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

      12. Successors and Assigns. This Agreement shall inure to the benefit of and be enforceable by the Grantee and its successors and assigns.

      13. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

      14. Remedies. The Grantee shall be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor.

      15. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the parties at the addresses set forth below. Notices shall be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one Business Day after deposit with a reputable overnight courier service:

          If to the Grantor:  SF Holding Group, Inc.
                              115 Stevens Avenue
                              Valhalla, New York  10549
                              Telecopier No.:  (914) 747-8095
                              Attention:  Harvey L. Friedman

          With a copy to:     Kramer, Levin, Naftalis & Frankel
                              919 Third Avenue
                              New York, NY  10022
                              Telecopier No.:  (212) 715-8000
                              Attention:  Shari Krouner

          If to the Grantee:  Jefferies & Company, Inc.
                              11100 Santa Monica Blvd.
                              Suite 1000
                              Los Angeles, CA  90025
                              Telecopier No.: (310) 575-5165
                              Attention:  Andrew R. Whittaker

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

            With copies to:   TCW/Crescent Mezzanine, L.L.C.
                              200 Crescent Court
                              Suite 1600
                              Dallas, Texas  75201
                              Telecopier No.: (214) 740-7382
                              Attention:  Timothy P. Costello

                              and

                              Gardere Wynne Sewell LLP
                              1601 Elm Street, Suite 3000
                              Dallas, Texas  75201-4761
                              Telecopier No.: (214) 999-4667
                              Attention:  Gary B. Clark

or to such other address or to the attention of such other person as the recipient party may specify by prior written notice to the sending party.

      16. Governing Law; Submission to Jurisdiction. The General Corporation Law of the State of Delaware shall govern all issues concerning the relative rights of the Company and the Grantee. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal law of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The parties hereby irrevocably submit to the jurisdiction of any New York State Court or any Federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Agreement and each party hereto irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. The parties irrevocably waive, to the fullest extent each may effectively do so under applicable law, any objection which each party hereto may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Nothing herein shall affect the right of the parties hereto to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other party in any other jurisdiction.

      17. Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday (a "Business Day").

      18. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.


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

      IN WITNESS WHEREOF, the Grantor and the Grantee have duly executed this Agreement, to be effective as of January 26, 2002.


                              SF HOLDINGS GROUP, INC.


                              By: /s/ Hans H. Heinsen
                                 -------------------------
                              Name:  Hans H. Heinsen
                              Title: Senior Vice President


                              JEFFERIES & COMPANY, INC.


                              By: /s/ Eric Macy
                                 -------------------------
                              Name:  Eric Macy
                              Title: Executive Vice President



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

                                    Exhibit A

                               NOTICE OF EXERCISE

      This Notice of Exercise ("Notice") is delivered pursuant to Section 2 of that certain Option Agreement (the "Agreement") dated as of January 26, 2002, by and between SF Holdings Group, Inc., a Delaware corporation ("Grantor"), and Jefferies & Company, Inc. (the "Grantee").

      By executing and delivering this Notice, accompanied by the cancelled Series A Notes (as defined in Section 1 of the Agreement), the Grantee hereby exercises the option granted to the Grantee by Grantor under the terms and conditions of the Agreement.

      IN WITNESS WHEREOF, this Notice has been executed as of __________, 200___.


                              JEFFERIES & COMPANY, INC.


                              By:
                                  --------------------------------------
                              Name:
                                    ------------------------------------
                              Title:
                                     -----------------------------------

                                    Exhibit B


                             STOCKHOLDERS AGREEMENT


            THIS STOCKHOLDERS AGREEMENT is made as of , ____, by and among [Name of Company], a Delaware corporation (the "Company"), SF Holdings Group, Inc., a Delaware corporation (the "Original Stockholder"), and each of the Persons listed on the Schedule of Investor Stockholders attached hereto (the "Investor Stockholders"). The Investor Stockholders and the Original Stockholder are collectively referred to as the "Stockholders" and each individually as a "Stockholder." Unless otherwise provided in this agreement, capitalized terms used herein are defined in paragraph 9 hereof.

            WHEREAS, under the terms of that certain Option Agreement dated January 26, 2002, by and among Jefferies & Company, Inc. ("Jefferies") and the Original Stockholder (the "Option Agreement"), the Investor Stockholders have purchased shares of equity securities of the Company; and

            WHEREAS, the Investor Stockholders seek certain assurances set forth in this Agreement in connection with their equity ownership in the Company, and the Company and Original Stockholder, in consideration for the Investor Stockholders' purchase of shares of equity securities of the Company, have agreed to provide such assurances;

            NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

         1. Board of Directors.

              (a) Immediately upon exercise of the Option (as provided in the Option Agreement) and until the provisions of this paragraph 1 cease to be effective, the Original Stockholder shall vote all of its Stockholder Shares which are voting shares and any other voting securities of the Company over which such holder has voting control and shall take all other desirable actions within its control (whether in its capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all reasonably necessary or desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

              (i) the authorized number of directors on the board of directors of the Company (the "Board") shall be established at five directors;

              (ii)  the following individuals shall be elected to the Board:

                    (A) two individuals designated by the Majority Investor Stockholders (the "Investor Stockholder Directors");

                    (B) two individuals designated by the Original Stockholder (the "Original Stockholder Directors"); and

                    (C) the remaining director selected jointly by the Majority Investor Stockholders, on the one hand, and the Original Stockholder, on the other hand (the "Joint Director");

              (iii) the composition of the board of directors of each of the
                    Company's Subsidiaries (each a "Sub Board") shall be the same as that of the Board;

              (iv) the removal from the Board or a Sub Board (with or without cause) of any representative designated hereunder shall be at the written request of the person or persons which designated such representative, respectively, but only upon such written request and, except as provided herein, under no other circumstances (provided that, in the case of the Joint Director, such removal to be only at the joint request of both the Majority Investor Stockholders and the Original Stockholder);

              (v) notwithstanding the provisions of subparagraph (iv) above, if at any time upon or following the exercise of the Option and until the termination of this Agreement, the Company is in default under the provisions of Section 4.27 of the Guaranty Agreement, the Investor Stockholders shall be entitled to remove from the Board and each Sub Board any Original Stockholder Director or Joint Director; and

              (vi) in the event that any director ceases to serve as a member of the Board or a Sub Board during his term of office, the resulting vacancy on the Board or the Sub Board shall be filled by the group that appointed the individual that ceased to serve as a director, as provided hereunder; provided that the Investor Stockholders shall be entitled to designate individuals to fill any vacancy on the Board or a Sub Board resulting from the removal of representatives as provided in subparagraph (v) above. The Company and the Stockholders hereby agree that, if necessary, the Bylaws of the Company shall be amended to conform to the terms set forth in this Section 1.

                  The Company and the Stockholders agree that upon exercise of the Option that they shall take such actions as may be necessary or appropriate in order to cause the Board and the Sub Boards immediately to be reconstituted as set forth above.

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

             (b) the Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board, any Sub Board and any committee thereof.

             (c) The provisions of this paragraph 1 shall terminate automatically and be of no further force and effect upon a Public Offering.

             (d) If any party fails to designate a representative to fill a directorship pursuant to the terms of this paragraph 1, the election of an individual to such directorship shall be accomplished in accordance with the Company's bylaws and applicable law.

         2. Representations and Warranties. The Original Stockholder represents and warrants that (i) such Original Stockholder is the record owner of the number of Stockholder Shares set forth opposite its name on the signature page of this agreement, (ii) this Agreement has been duly authorized, executed and delivered by such Original Stockholder and constitutes the valid and binding obligation of such Original Stockholder, enforceable in accordance with its terms and (iii) such Original Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. No holder of Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

         3. Restrictions on Transfer of Stockholder Shares.

             (a) Transfer of Stockholder Shares. Except pursuant to the provisions of this paragraph 3 or as otherwise set forth in this Agreement or pursuant to a Public Sale, no holder of Stockholder Shares shall sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) (a "Transfer") any interest in his, her or its Stockholder Shares; provided that in no event shall any Transfer of Stockholder Shares pursuant to this paragraph 3 be made for any consideration other than cash payable upon consummation of such Transfer or in installments over time and no Stockholder Shares may be pledged (except for a pledge pursuant to the provisions of the Pledge Agreement or a pledge of Stockholder Shares by a transferee to secure indebtedness to the transferor thereof hereunder). No holder of Stockholder Shares shall consummate any Transfer (other than a Public
         Sale) until 30 days after the later of the delivery to the Company and the other Stockholders of such Stockholder's Offer Notice (as defined in Section 4) or Sale Notice, as defined below, (if any), unless the parties to the Transfer have been finally determined pursuant to this paragraph 3 prior to the expiration of such 30-day period (the "Election Period").

             (b) Participation Rights. (i) At least 30 days prior to any Transfer of Stockholder Shares (other than a Public Sale or a Transfer to a Permitted Transferee), the holder of Stockholder Shares making such Transfer (the "Transferring Stockholder") shall deliver a written notice (the "Sale Notice") to the Company and the other Stockholders holding the same class of Stockholder Shares (the "Other Stockholders"),

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

         specifying in reasonable detail the identity of the prospective transferee(s), the number of shares to be transferred and the terms and conditions of the Transfer (which notice may be the same notice and given at the same time as the Offer Notice under paragraph 4). The Other Stockholders may elect to participate in the contemplated Transfer at the same price per share and on the same terms by delivering written notice to the Transferring Stockholder within 15 days after delivery of the Sale Notice. If any Other Stockholders have elected to participate in such Transfer, the Transferring Stockholder and such Other Stockholders shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms a number of Stockholder Shares equal to the product of (i) the quotient determined by dividing the percentage of Stockholder Shares owned by such Person by the aggregate percentage of Stockholder Shares owned by the Transferring Stockholder and the Other Stockholders participating in such sale and (ii) the number of Stockholder Shares to be sold in the contemplated Transfer.

            For example, if the Sale Notice contemplated a sale of 100 Stockholder Shares by the Transferring Stockholder, and if the Transferring Stockholder at such time owns 30% of all Stockholder Shares and if one Other Stockholder elects to participate and owns 20% of all Stockholder Shares, the Transferring Stockholder would be entitled to sell 60 shares (30% / 50% x 100 shares) and the Other Stockholder would be entitled to sell 40 shares (20% / 50% x 100 shares).

            Each Transferring Stockholder shall use reasonable best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Participating Stockholders in any contemplated Transfer, and no Transferring Stockholder shall transfer any of his, her or its Stockholder Shares to any prospective transferee unless (A) the prospective transferee(s) agrees to allow the participation of the Participating Stockholders or (B) the Transferring Stockholder agrees to purchase from the Participating Stockholders the number of Stockholders Shares which the Participating Stockholders would have been entitled to sell pursuant to this paragraph 3(b) at the same price and on the same terms.

            Each Stockholder transferring Stockholder Shares pursuant to this paragraph 3(b) shall pay his, her or its pro rata share (based on the number of Stockholder Shares to be sold) of the expenses incurred by the Stockholders in connection with such transfer and shall be obligated to join on a pro rata basis (based on the number of Stockholder Shares to be sold) in any indemnification or other obligations that the Transferring Stockholder agrees to provide in connection with such transfer (other than any such obligations that relate specifically to a particular Stockholder such as indemnification with respect to representations and warranties given by a Stockholder regarding such Stockholder's title to and ownership of Stockholder Shares); provided that no holder shall be obligated in connection with such Transfer to agree to indemnify or hold harmless the transferees with respect to an amount in excess of the net cash proceeds paid to such holder in connection with such Transfer.

            (c) Permitted Transfers. The restrictions set forth in this paragraph 3 shall not apply with respect to any Transfer of Stockholder Shares by any Stockholder (i) pursuant

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

         to applicable laws of descent and distribution or among such Stockholder's Family Group, (ii) if a non-individual person, among its Affiliates, limited partners, members or fiduciary accounts, (iii) to any Person in a Public Sale or a Sale of the Company, or (iv) that is an Investor Stockholder, to any TCW/Crescent Investor, Audax or the Company (collectively referred to herein as "Permitted Transferees"); provided that, in the case of a Transfer pursuant to clause (i) or (ii) the restrictions contained in this paragraph 3 shall continue to be applicable to the Stockholder Shares after any such Transfer and provided further that the transferees of such Stockholder Shares shall have agreed in writing to be bound by the provisions of this Agreement affecting the Stockholder Shares so transferred. Notwithstanding the foregoing, no party hereto shall avoid the provisions of this Agreement by making one or more transfers to one or more Permitted Transferees and then disposing of all or any portion of such party's interest in any such Permitted Transferee.

            (d) Termination of Restrictions. The restrictions on the Transfer of Stockholder Shares set forth in this paragraph 3 shall continue with respect to each Stockholder Share until the date on which such Stockholder Share has been transferred in a Public Sale, the consummation of a Public Offering, or pursuant to the definition of "Stockholder Shares" in Section 9 hereof.

         4. First Refusal Right. At least 30 days prior to making any Transfer of any Stockholder Shares (other than a Public Sale or a Permitted Transfer under Section 3(c) above), a Stockholder (the "Transferring Stockholder") shall deliver a written notice (an "Offer Notice") to the Company and each other Stockholder. The Offer Notice shall disclose in reasonable detail the proposed number of Stockholder Shares to be transferred, the proposed terms and conditions of the Transfer and the identity of the prospective transferee(s) (if known). First, the Company may elect to purchase all (but not less than all) of the Stockholder Shares specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Transferring Stockholder and the other Stockholders as soon as practical but in any event within ten days after the delivery of the Offer Notice. If the Company has not elected to purchase all of the Stockholder Shares within such ten-day period, each Stockholder (together with the Company if the Stockholders electing to purchase Stockholder Shares consent to the Company's participation in such purchase) may elect to purchase all (but not less than all) of his, her or its Pro Rata Share (as defined below) of the Stockholder Shares specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Transferring Stockholder as soon as practical but in any event within 15 days after delivery of the Offer Notice. Any Stockholder Shares not elected to be purchased by the end of such 15-day period shall be reoffered for the five-day period prior to the expiration of the Election Period by the Transferring Stockholder on a pro rata basis to the Stockholders who have elected to purchase their Pro Rata Share and, if there are any such Stockholder Shares remaining after such allocation, the Company shall have the right to purchase such remaining Stockholder Shares; provided that in each case the Transferring Stockholder receives notice of such Stockholder's and/or the Company's election during the Election Period.

            If the Company or any Stockholder elects to purchase Stockholder Shares from the Transferring Stockholder, the transfer of such shares shall be consummated as soon as practical after the delivery of the election notice(s) to the Transferring Stockholder, but in any event within 15 days after the expiration of the Election Period. To the extent that the Company and the Stockholders other than the Transferring Stockholder have not elected to purchase all of the Stockholder Shares being offered, the Transferring Stockholder may, within 90 days after the expiration of the Election Period and subject to the provisions of paragraph 3 above, transfer such Stockholder Shares to one or more third parties at a price no less than the price per share specified in the Offer Notice and on other terms no more favorable to the transferees thereof than offered to the Company and the Stockholders in the Offer Notice. Any Stockholder Shares not transferred within such 90-day period shall be reoffered to the Company and the Stockholders other than the Transferring Stockholder under this paragraph 4 prior to any subsequent Transfer. The purchase price specified in any Offer Notice shall be payable solely in cash at the closing of the transaction or in installments over time. Other than Permitted Transfers under Section 3(c) and pledges permitted pursuant to the parenthetical set forth in the proviso of the initial sentence of Section 3(a), no Stockholder Shares may be pledged without the prior written consent of the Stockholders which consent may be withheld in their sole discretion and except on terms and conditions satisfactory to the Original Stockholder. Each Stockholder's "Pro Rata Share" shall be based upon such Stockholder's proportionate ownership of all Stockholder Shares owned by the Stockholders.

            The provisions of this paragraph 4 shall terminate automatically and be of no further force and effect upon a Public Offering.

         5. First Offer Rights.

             (a) Except as set forth in subparagraph (b) below, the Company shall not issue, sell or otherwise transfer for consideration (an "Issuance") any common stock or other equity securities or rights to acquire common stock or other equity securities unless, at least 30 days and not more than 60 days prior to such Issuance, the Company notifies each holder of Stockholder Shares in writing of the Issuance (including the price, the proposed purchasers thereof and the other terms thereof) and grants to each holder of Stockholder Shares the right (the "Right") to subscribe for and purchase such additional securities so issued at the same price and on the same terms as issued in the Issuance such that, after giving effect to the Issuance and exercise of the Right, the common stock or other equity securities (including, for purposes of this calculation, the issuance of common stock or other equity securities upon conversion, exchange or exercise of all securities so convertible, exchangeable or exercisable then outstanding) owned by such holder shall represent the same percentage of the outstanding common stock or other equity securities (including, for purposes of this calculation, the issuance of common stock or other equity securities upon conversion, exchange or exercise of all securities so convertible, exchangeable or exercisable then outstanding) as was owned by such holder prior to the Issuance, or such lesser amount designated by such holder. If the Company proposes to sell its equity securities in a strip of shares of Common Stock or any combination thereof (a "Strip"), the Right may only be exercised ----- to purchase a portion of such Strip. The Right may be exercised by such holder at any time by written notice given to the Company within 15 days after the giving to such holder of the notice from the Company referred to above. The closing of the purchase and sale pursuant to the exercise of the Right shall occur at least 15 days after the holder gives notice of the exercise of the Right and concurrently with the closing of the Issuance. In the event that the consideration received by the Company in connection with an Issuance is property other than cash, each holder of Stockholder Shares may, at his, her or its election, pay the purchase price for such additional securities in such property or solely in cash. In the event that any such holder elects to pay cash, the amount thereof shall be determined based on the fair value of the consideration received or receivable by the Company in connection with the Issuance.

             (b) Notwithstanding the foregoing, the Right shall not apply to (i) the issuance of common stock or other equity securities (or securities convertible into or exchangeable for, or options to purchase, common stock or other equity securities) pro rata to all holders of common stock or other equity securities, as a dividend on, subdivision of or other distribution in respect of, the common stock or other equity securities in accordance with the Company's bylaws, (ii) the issuance of common stock or other equity securities pursuant to a Public Offering or (iii) the issuance of common stock or other equity securities as consideration in connection with the acquisition (by merger, consolidation, purchase, reorganization or otherwise) of a company, assets or a business.

             (c) The provisions of this paragraph 5 will terminate upon the consummation of a Qualified Public Offering.

         6. Sale of the Company.

             (a) If the Board, the Majority Investor Stockholders, and the holders of a majority of the Stockholder Shares approve a Sale of the Company in a bona fide, arms-length transaction (an "Approved Sale"), all holders of Stockholder Shares shall consent to and raise no objections against the Approved Sale of the Company, and if the Approved Sale of the Company is structured as a sale of stock, the holders of Stockholder Shares shall agree to sell their Stockholder Shares and surrender their stock options, if any, on the terms and conditions approved by the Board, the Majority Investor Stockholders and the holders of a majority of the Stockholder Shares. The Stockholders shall take all desirable actions in connection with the consummation of the Approved Sale of the Company.

             (b) The obligations of the holders of Stockholder Shares with respect to the Approved Sale of the Company are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, all of the holders of shares of Common Stock shall receive the same form and amount of consideration per share of Common Stock, or if any holders of Common Stock are given an option as to the form and amount of consideration to be received, all holders shall be given the same option; and (ii) all holders of rights to acquire shares of Common Stock shall be given an opportunity to either (A) exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of shares of Common Stock or (B) upon the consummation of the Approved Sale, receive in exchange for such rights consideration equal to the amount determined by multiplying
         (1) the same amount of consideration per share of Common Stock received by the holders of shares of Common Stock in connection with the Approved Sale less the exercise price per share of Common Stock of such rights to acquire shares of Common Stock by (2) the number of shares of Common Stock represented by such rights.

             (c) If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission pursuant to Regulation D may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the Stockholders (other than those qualifying as "accredited investors" under such Rule) shall, at the request of the Company, appoint a "purchaser representative" (as such term is defined in Rule 501) acceptable to the Company. If any holder of Stockholder Shares appoints a purchaser representative designated by the Company, the Company shall pay the fees of such purchaser representative. However, if any holder of Stockholder Shares declines to appoint the purchaser representative designated by the Company, such holder shall, if required, appoint another purchaser representative = acceptable to the Company, and such holder shall be responsible for the fees of the purchaser representative so appointed.

             (d) All holders of Stockholder Shares shall bear their pro-rata share (based upon the number of shares sold) of the costs of any sale of Stockholder Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Stockholder Shares and are not otherwise paid by the Company or the acquiring party. Costs incurred by any Stockholders on their own behalf shall not be considered costs of the transaction hereunder.

             (e) The provisions of this paragraph 6 shall terminate upon the completion of a Qualified Public Offering or the Sale of the Company.

         7. Legend. Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such shares remain Stockholder Shares after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

            "The securities represented by this certificate are subject to a Stockholders Agreement dated as of _________________, among the issuer of such securities (the "Company") and certain of the Company's stockholders, as amended and modified from time to time. A copy of such Stockholders Agreement shall be furnished without charge by the Company to the holder hereof upon written request."

The Company shall imprint such legend on certificates evidencing Stockholder Shares outstanding as of the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares in accordance with paragraph 9 hereof or upon termination of this Agreement.

         8. Transfer. Prior to transferring any Stockholder Shares (other than a Public Sale or a Sale of the Company) to any Person, the transferring holder of Stockholder Shares shall cause the prospective transferee to be bound by this Agreement and to execute and deliver to the Company and the other holders of Stockholder Shares a counterpart of this Agreement.

         9. Definitions.

             (a) "Affiliate" of a Stockholder means any other Person, directly or indirectly controlling, controlled by or under common control with such Stockholder, any partner of a Person that is a partnership or any member of a Person that is a limited liability company.

             (b) "Audax" means, collectively, Audax Mezzanine Fund, L.P., a Delaware limited partnership, Audax Co-Invest, L.P., a Delaware limited partnership, Audax Trust Co-Invest, L.P., a Delaware limited partnership, or any of their Affiliates.

             (c) "Common Stock" means shares of Common Stock, no par value, of the Company.

             (d) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

             (e) "Family Group" means a Stockholder's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of the Stockholder and/or the Stockholder's spouse and/or descendants.

             (f) "Guaranty Agreement" means that certain Guaranty Agreement dated January 26, 2002, among the Original Stockholder, the Investor Stockholders, and certain other Persons party thereto.

             (g) "Initial Investor Stockholders" means the Investor Stockholders to whom Stockholder Shares were originally issued pursuant to the conversion of the Series A Notes and any Permitted Transferees.

             (h) "Investor Stockholders" means, collectively, Jefferies and any transferee, including but not limited to the TCW/Crescent Investors or Audax, who, from time to time, acquires Stockholder Shares from an Investor Stockholder or pursuant to the conversion of a Series A Note and becomes party to this Agreement by executing and delivering to the Company an instrument in a form reasonably satisfactory to the Company pursuant to which such Person agrees to be bound by the terms of this Agreement to the same extent as Jefferies, together with an amendment to the Schedule of Investor Stockholders reflecting such new Investor Stockholder. Such amended Schedule of Investor Stockholders shall replace the then-current Schedule of Investor Stockholders.

             (i) "Majority Investor Stockholders" means holders of a majority of the then outstanding Stockholder Shares of all Investor Stockholders.

             (j) "Participating Stockholders" means any Other Stockholders who elect to participate in a Transfer pursuant to the provisions of paragraph 3 hereof.

             (k) "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

             (l) "Pledge Agreement" means that certain Pledge Agreement dated January 26, 2002, by the Original Stockholder in favor of TCW/Crescent Mezzanine, L.L.C., in its capacity as collateral agent for the purchasers party to the Guaranty Agreement.

             (m) "Public Offering" means the sale in an underwritten public offering registered under the Securities Act of shares of the Company's Common Stock.

             (n) "Public Sale" means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

             (o) "Qualified Public Offering" means a Public Offering having an aggregate offering value of at least $25 million (in a sale or series of sales).

             (p) "Sale of the Company" means (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) or "group" (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Original Stockholder, (ii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as defined above), other than the Original Stockholder and the Initial Investor Stockholders, collectively, become the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of a direct or indirect majority in interest (more than 50%) of the Capital Stock or the Voting Stock (each as defined in the Guaranty Agreement) of the Company.

             (q) "Securities Act" means the Securities Act of 1933, as amended from time to time.

             (r) "Series A Note" means the Series A Secured Notes due January 24, 2009, of Newcup, L.L.C., a Delaware limited liability company.

             (s) "Stockholder Shares" means (i) any shares of Common Stock purchased or otherwise acquired by any Stockholder and (ii) any shares of Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, any Person who holds rights to acquire Stockholder Shares, either by option, warrants or conversion, shall be deemed to be the holder of the Stockholder Shares issuable directly or indirectly upon conversion or exercise thereof and regardless of any restriction or limitation on the conversion or exercise thereof. As to any particular Stockholder Shares, such shares shall cease to be Stockholder Shares when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force).

             (t) "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

             (u) "TCW/Crescent Investors" means, collectively, TCW/Crescent Mezzanine Partners III, L.P., a Delaware limited partnership, and TCW/Crescent Mezzanine Trust III, a Delaware business trust, or any of their Affiliates (each, individually, a "TCW/Crescent Investor").

         10. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

         11. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company, the Majority Investor Stockholders and the holders of at least a majority of the Stockholder Shares, respectively; provided that no modification, amendment or waiver which adversely affects the rights or interests of the Investor Stockholders or confers additional material rights with respect to any other holders of Stockholder Shares shall be effective unless approved by the Majority Investor Stockholders. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

         12. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         13. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         14. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares.

         15. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

         16. Remedies. The Company, the Original Stockholder, and the Investor Stockholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that the Company, the Investor Stockholders and the Original Stockholder may in his, her or its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

         17. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the schedules hereto and to any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one business day after deposit with a reputable overnight courier service. The Company's address is:

                  [                 ]
                  ___________________
                  ___________________
                  ___________________
                  ___________________

         18. Governing Law; Submission to Jurisdiction. The General Corporation Law of the State of Delaware shall govern all issues concerning the relative rights of the Company and the Stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal law of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The parties hereby irrevocably submit to the jurisdiction of any New York State Court or any Federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Agreement and the Warrant and each party hereto irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. The parties irrevocably waive, to the fullest extent each may effectively do so under applicable law, any objection which each party hereto may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Nothing herein shall affect the right of the parties hereto to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other party in any other jurisdiction.

         19. Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief-executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

         20. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.

                              [___________________________________


                              By:
                                 ---------------------------------------

                              Its:
                                  --------------------------------------




                              SF HOLDINGS GROUP, INC.


                              By:
                                 ---------------------------------------

                              Its:
                                  --------------------------------------

                              Address:
                                          ------------------------------



                              Number of Stockholder Shares Owned:



                              JEFFERIES & COMPANY, INC.


                              By:
                                 ---------------------------------------
                              Name:
                                   -------------------------------------
                              Title:
                                    ------------------------------------

                        SCHEDULE OF INVESTOR STOCKHOLDERS
                        ---------------------------------


Name and Address                                  Number of Stockholder Shares
----------------                                  ----------------------------

Jefferies & Company, Inc.                                 __________

11100 Santa Monica Blvd.
Suite 1000
Los Angeles, CA  90025
Attention:  ____________________
Telephone No.:  (___) __________
Telecopy No.:  (___) ___________